Exhibit 16.2

September 25, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated September 22, 2017 of Shore Bancshares, Inc. and are in agreement with the statements contained therein in regards to Stegman & Company. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01.

Sincerely,

/s/ Stegman & Company

Baltimore, Maryland

Suite 200, 809 Glen Eagles Court    Baltimore, Maryland 21286 ● 410-823-8000 ● 1-800-686-3883 ● Fax: 410-296-4815 ● www.stegman.com

Members of